Exhibit 5

August 10, 2005


                                                 Our File No. 2003513-2035130005

California Water Service Group
1720 North First Street
San Jose, CA 95112-4598


Registration Statement on Form S-8 for California Water Service Group Equity Incentive Plan

Ladies and Gentlemen:


We have acted as counsel to California Water Service Group, a Delaware corporation (the "Company"), in connection with the Registration Statement under the Securities Act of 1933, as amended (the "Act"), of shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, issuable under the Company's Equity Incentive Plan, pursuant to a Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about the date of this opinion.

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company and of public officials as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.


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California Water Service Group
August 10, 2005
Page 2


This opinion is limited solely to the General Corporation Law of the State of Delaware as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws. Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance of the Shares in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



/s/BINGHAM MCCUTCHEN LLP
BINGHAM McCUTCHEN LLP